Exhibit 10.1

Certain identified information marked with [**] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

1001 US Route 202
Raritan, NJ 08869-0606

July 10, 2020
IDEXX Operations, Inc.
One IDEXX Drive
Westbrook, ME 04092
and
IDEXX Europe B.V.
Koolhovenlaan 20
119 NE-Schipol-Rijk
The Netherlands

RE: Pricing 2019
To Kevin Therrien, IDEXX Laboratories, Inc. Reference is made to the
(i)agreement effective October 16, 2003 (such agreement as later amended from time to time the “US Agreement”) entered into between IDEXX Operations, Inc. (“IDEXX”) and Ortho-Clinical Diagnostics, Inc. (“Ortho”) and

(ii)agreement effective October 17, 2003 (such agreement as later amended from time to time the “European Agreement”; the US Agreement and the European Agreement together also the “Agreements”) between IDEXX Europe BV (“IDEXX BV”) and Ortho (Ortho together with IDEXX and IDEXX BV also the “Parties” and each a “Party”).

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the Agreements.
In consideration for the mutual promises, covenants and agreements contained in this letter agreement (“Letter Agreement”) the Parties agree as follows:

1.Price Calculation for the Agreements
Under the Agreements, the price for the VETTEST slides to be paid by IDEXX and IDEXX BV to Ortho is set based on IDEXX’ and IDEXX BV’s Annual Purchase Forecast [**]. The preliminary and recalibrated price and the Final Price are determined in accordance with a volume-tiered pricing grid attached to amendment # 4 of the US Agreement (“Schedule 5”).

2. 2019 Final Price
The Parties hereby agree that the Final Price for the VETTEST slides in the calendar year 2019 is [**] per slide. No further adjustments with respect to the Final Price for the calendar year 2019 shall be made, or payments thereof shall be due by either Party under the Agreements or this Letter Agreement to the other.

3.Annual Purchase Forecast; Minimum Purchase Commitment and Final Price for 2020
a.The Annual Purchase Forecast for IDEXX’ and IDEXX BV’s (combined) purchases during the calendar year 2020 was [**] slides. Consequently, in accordance with Schedule 5 and such Annual Purchase Forecast, the First Estimated Price was set at [**] per VETTEST slide. [**].

b.In deviation of Schedule 5 , the Parties agree that the Final Price per VETTEST slide shall be [**] if IDEXX’ and IDEXX BV’s (combined) purchases during the calendar year 2020 are between [**] and [**] VETTEST slides. If IDEXX and IDEXX BV (combined) purchase more than [**] slides during the calendar year 2020, the Final Price will be calculated in accordance with Schedule 5.

By way of illustration, two examples as to the implementation of the above formula:

If IDEXX and IDEXX BV (combined) purchase during the course of calendar year 2020:

i.[**] VETTEST slides, the Final Price per VETTEST slide shall be [**];
ii.[**] VETTEST slides, the Final Price per VETTEST slide shall be [**];

c.IDEXX’ and IDEXX BV’s (combined) minimum purchase commitment for the calendar year 2020 shall be [**] VETTEST slides. Should IDEXX and IDEXX BV (combined) purchase fewer than [**] VETTEST slides during the calendar year 2020, they shall [**].

4.Further Amendment
In order to address contract interpretation issues that have come up in the course of the calculation of the Final Price of the VETTEST slides for the calendar year 2019, the Parties shall discuss in good faith and agree, within sixty (60) days of the execution of this Letter Agreement, on a further amendment to the Agreements under which they clarify that future calculation of the prices and the true-up will be based on IDEXX’ and IDEXX BV’s forecast of the VETTEST slides, and slides ordered by IDEXX for delivery in a calendar year, subject to Ortho’s capacity limitations. For the avoidance of doubt, the true-up for the slides purchased during calendar year 2020 shall be subject to the Agreements, as may be amended in accordance with this Letter Agreement.

5.[**]
[**]

6.Miscellaneous
a.Except as expressly amended hereby, the Agreements shall remain in full force and effect.

b.Each of the Parties represents and warrants to the other Party that this Letter Agreement has been duly authorized by all required corporate action and constitutes their respective legally enforceable obligations in accordance with its terms.

Section 21 of the US Agreement and Section 21 of the European Agreement (Governing Law; Jurisdiction) shall apply accordingly to this Letter Agreement.

Ortho Clinical Diagnostics, Inc.	IDEXX Operations, Inc.
By: /s/ Heidi Casaletto	By: /s/ John Hart
Name: Heidi Casaletto	Name: John Hart
Title: VP, Portfolio Strategy & Marketing	Title: Corporate Vice President
Date: August 3, 2020	Date: July 27, 2020

IDEXX Europe BV
By: /s/ Lily Lu
Name: Lily Lu
Title: Managing Director
Date: July 27, 2020